POWER OF ATTORNEY

We, the undersigned Officers and Directors of the following investment companies:

Versus Capital Multi-Manager Real Estate Income Fund LLC

Versus Capital Real Assets Fund LLC

(each individually, a “Fund” and collectively, the “Funds”) hereby constitute and appoint Messrs. Steve Andersen, Brian Petersen and John Gordon, and each of them, severally, with full powers of substitution, our true and lawful attorneys and agents to execute in our names, place and stead (in such capacity) any and all amendments to enable each of the Funds to comply with the Securities Act of 1933, as amended (the “Securities Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with each Fund’s Registration Statements on Form N-2 pursuant to the Securities Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned, in the capacity listed below, such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the Securities Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after July 1, 2019.

SIGNATURE                                            TITLE

/s/ William R. Fuhs, Jr.

William R. Fuhs, Jr.                                 Director and President                      July 1, 2019

/s/ Casey R. Frazier

Casey R. Frazier                                       Director and CIO                               July 1, 2019

/s/ Jeffry A. Jones

Jeffry A. Jones                                          Director                                             July 1, 2019

/s/ Richard J. McCready

Richard J. McCready                                Director                                             July 1, 2019

/s/ Paul E. Sveen

Paul E. Sveen                                            Director                                             July 1, 2019

/s/ Robert F. Doherty

Robert F. Doherty                                     Director                                             July 1, 2019